                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-90366

           AMERICAN BUSINESS FINANCIAL SERVICES, INC. INVESTMENT NOTES

                                 RATE SUPPLEMENT
   RENEWALS ONLY
                              PROSPECTUS SUPPLEMENT
                                 DATED 3/14/03


      TERM          RATE    ANNUAL YIELD*    BONUS    BONUS RATE   BONUS ANNUAL
                                                                      YIELD*
    3-5 mos.**      4.00%       4.08%         N/A         N/A          N/A
    6-11 mos.**     4.10%       4.18%         N/A         N/A          N/A
   12-17 mos.       5.50%       5.65%         N/A         N/A          N/A
   18-23 mos.       5.65%       5.81%         N/A         N/A          N/A
   24-29 mos.       7.25%       7.51%         N/A         N/A          N/A
   30-35 mos.       7.75%       8.08%         N/A         N/A          N/A
   36-47 mos.       8.50%       8.87%         .25%       8.75%        9.14%
   48-59 mos.       8.60%       9.00%         N/A         N/A          N/A
   60-120 mos.      8.85%       9.27%         N/A         N/A          N/A


                Minimum Investment for Investment Notes is $1,000

   This bonus rate applies only to the reinvestment of all or a portion of the principal and/or interest due upon maturity of existing notes. The rates for the Notes included in this Rate Supplement are available from
                     April 1, 2003 through April 30, 2003.

  AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can only be made by the Prospectus dated October 3, 2002, delivered in conjunction with this Rate Supplement dated March 14, 2003. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an investment in the Notes.

*The Effective Annual Yield assumes all interest reinvested daily at the stated rate.
**These terms are available only to renewals for the same term as the original investment.

You may obtain an additional copy of the Prospectus dated October 3, 2002 free of charge from American Business Financial Services, Inc. by calling (800) 776-4001.

           Investment Notes represent obligations of ABFS and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.


            (LOGO) AMERICAN BUSINESS                For information,
                   FINANCIAL SERVICES, INC.        call 1-800-776-4001

BalaPointe Office Centre   111 Presidential Boulevard    Bala Cynwyd, PA 19004
                               www.ABFSonline.com

                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-90366

           AMERICAN BUSINESS FINANCIAL SERVICES, INC. INVESTMENT NOTES

                                 RATE SUPPLEMENT

                              PROSPECTUS SUPPLEMENT
                                 DATED 4/1/03

     TERM           RATE    ANNUAL YIELD*    BONUS       BONUS        BONUS
                                                         RATE**       ANNUAL
                                                                      YIELD**
   12-17 mos.       5.50%       5.65%         N/A         N/A          N/A
   18-23 mos.       5.65%       5.81%         N/A         N/A          N/A
   24-29 mos.       7.25%       7.51%         N/A         N/A          N/A
   30-35 mos.       7.75%       8.08%         N/A         N/A          N/A
   36-47 mos.       8.50%       8.87%         .25%       8.75%        9.14%
   48-59 mos.       8.60%       9.00%         N/A         N/A          N/A
   60-120 mos.      8.85%       9.27%         N/A         N/A          N/A

                Minimum Investment for Investment Notes is $1,000

      **The Bonus Rate is available only for 36-47 month term investments.

AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can only be made by the Prospectus dated October 3, 2002, delivered in conjunction with this Rate Supplement dated April 1, 2003. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an investment in the Notes.

*The Effective Annual Yield assumes all interest reinvested daily at the stated rate. The rates for the Investments are available from April 1, 2003 through April 30, 2003.

You may obtain an additional copy of the Prospectus dated October 3, 2002 free of charge from American Business Financial Services, Inc. by calling (800) 776-4001.

   Investment Notes represent obligations of ABFS and are not certificates of deposit or insured or guaranteed by the FDIC
                       or any other governmental agency.


            (LOGO) AMERICAN BUSINESS               For information,
                   FINANCIAL SERVICES, INC.      call 1-800-776-4001

BalaPointe Office Centre   111 Presidential Boulevard    Bala Cynwyd, PA 19004
                               www.ABFSonline.com